EXHIBIT 99.1

THE GYMBOREE CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

San Francisco, Calif., March 15, 2006 - The Gymboree Corporation (NASDAQ: GYMB) today reported consolidated financial results for the fourth fiscal quarter and full year ended January 28, 2006.

FOURTH FISCAL QUARTER ENDED JANUARY 28, 2006

o For the fourth fiscal quarter, net sales were $206.4 million, an increase of 17% compared to $175.8 million in net sales reported for the same quarter last year.

o As previously reported, comparable store sales for the quarter increased 14% over the same quarter last year.

o Operating income for the fourth quarter increased to $31.1 million compared to $3.1 million for the same period of the prior year.

o Net income after tax from continuing operations for the quarter was $20.2 million or $0.60 per diluted share compared to income from continuing operations of $5.5 million or $0.18 per diluted share for the same period last year. Income from continuing operations for the quarter includes a favorable inventory shrink adjustment of $0.04 per diluted share resulting from the annual year-end inventory count.

FISCAL YEAR 2005 ENDED JANUARY 28, 2006

o Net sales for the 52 week period ended January 28, 2006 (fiscal 2005) were $678.5 million, an increase of 14% compared to net sales of $594.5 million for the same period last year.

o Comparable store sales for fiscal 2005 increased 9% over the prior fiscal year.

o For the fiscal year, net income after tax from continuing operations was $32.9 million or $1.02 per diluted share, compared to income from continuing operations of $17.1 million or $0.54 per diluted share for the same period last year.

BUSINESS OUTLOOK

For the first fiscal quarter of 2006, the Company reaffirms its comparable store sales guidance of mid-single digits and now expects earnings from continuing operations to be in the range of $0.28 to $0.30 per diluted share before the impact of stock-based compensation.

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For the full fiscal year ended February 3, 2007, the Company now expects income from continuing operations in the range of $1.16 to $1.20 per diluted share before the impact of stock-based compensation. The Company is adopting FAS Statement 123R "Share-based Payment" for fiscal 2006 which is now expected to reduce earnings in the range of $0.13 - $0.15 per diluted share.

MANAGEMENT PRESENTATION

The live broadcast of the discussion of fourth quarter and full year 2005 earnings results will be available to interested parties at 2:00 p.m. PT (5:00 p.m. ET) on Wednesday March 15, 2006. To listen to the live broadcast over the Internet, please log on to www.gymboree.com, click on "Our Company" at the bottom of the page, go to "Investor and Media Relations" and then "Conference Calls, Webcasts & Presentations." A replay of the call will be available two hours after the broadcast through midnight ET, Wednesday, March 22, 2006, at 800-642-1687, passcode 6412948, as well as archived on our Website at the same location as the live Webcast.

ABOUT THE GYMBOREE CORPORATION

The Gymboree Corporation's specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of February 25, 2006, the Company operated a total of 662 stores: 565 Gymboree(R) retail stores (537 in the United States and 28 in Canada), 16 Gymboree Outlet retail stores, 64 Janie and Jack(R) retail shops and 17 Janeville(R) stores in the United States. The Company also operates online stores at www.gymboree.com and www.janieandjack.com, and offers directed parent-child developmental play programs at 545 franchised and company-operated centers in the United States and 25 other countries.

FORWARD-LOOKING STATEMENTS

The foregoing sales and earnings figures for the fourth quarter and fiscal year 2005 are un-audited and subject to quarter-end and year-end adjustment, and could differ materially from the financial information indicated. The foregoing paragraphs contain forward-looking statements relating to anticipated sales growth and cash flows and future financial performance. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results could differ materially as a result of a number of factors, including customer reactions to new merchandise, service levels and new concepts, success in meeting our delivery targets, the level of our promotional activity, unanticipated costs actually incurred in connection with the liquidation of our UK and Ireland entities, our gross margin achievement, our ability to appropriately manage inventory, general economic conditions, effects of future embargos from countries used to source product, and competitive market conditions. Other factors that may cause actual results to differ materially include those set forth in the reports that we file from time to time with the Securities and Exchange Commission, including our annual report on Form 10-K for the year-ended January 29, 2005. These forward-looking statements reflect The Gymboree Corporation's expectations as of March 15, 2006. The Gymboree Corporation undertakes no obligation to update the information provided herein.

Gymboree, Janie and Jack, and Janeville are registered trademarks of The Gymboree Corporation.

                                       ###

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                            THE GYMBOREE CORPORATION
                            ------------------------
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                 (In thousands, except per share and store data)
                                   (Unaudited)

                                                                         13 WEEKS ENDED                 52 WEEKS ENDED
                                                                 -----------------------------   -----------------------------
                                                                  JANUARY 28,     JANUARY 29,     JANUARY 28,     JANUARY 29,
                                                                     2006             2005            2006           2005
                                                                 -------------   -------------   -------------   -------------
Net sales:
    Retail                                                       $     202,925   $     172,980   $     667,507   $     583,725
    Play & Music                                                         3,441           2,791          10,946          10,753
                                                                 -------------   -------------   -------------   -------------
     Total net sales                                                   206,366         175,771         678,453         594,478
Cost of goods sold, including
    buying and occupancy expenses                                     (107,136)       (108,898)       (386,054)       (362,356)
                                                                 -------------   -------------   -------------   -------------
     Gross profit                                                       99,230          66,873         292,399         232,122
Selling, general and administrative expenses                           (68,158)        (59,375)       (239,036)       (211,359)
Lease termination charges                                                    -          (4,408)              -          (4,408)
                                                                 -------------   -------------   -------------   -------------
    Operating income                                                    31,072           3,090          53,363          16,355
Other income                                                               817             133           1,806             585
                                                                 -------------   -------------   -------------   -------------
    Income from continuing operations before income taxes
      and cumulative effect of change in accounting principle           31,889           3,223          55,169          16,940
Income tax benefit (expense)                                           (11,675)          2,313         (22,275)            139
                                                                 -------------   -------------   -------------   -------------
    Income from continuing operations before cumulative effect          20,214           5,536          32,894          17,079
     of change in accounting principle
Income (loss) from discontinued operations, net of tax                     138          (6,326)            790          (9,641)
                                                                 -------------   -------------   -------------   -------------
    Income (loss) before cumulative effect of change
      in accounting principle                                           20,352            (790)         33,684           7,438
Cumulative effect of change in accounting
  principle, net of tax                                                      -             (21)              -           1,206
                                                                 -------------   -------------   -------------   -------------
    Net income (loss)                                            $      20,352   $        (811)  $      33,684   $       8,644
                                                                 =============   =============   =============   =============

Basic per share amounts:
Income from continuing operations before cumulative effect
    of change in accounting principle                            $        0.63   $        0.18   $        1.04   $        0.56
Income (loss) from discontinued operations, net of tax                       -           (0.20)           0.03           (0.31)
Cumulative effect of change in accounting
  principle, net of tax                                                      -               -               -            0.04
                                                                 -------------   -------------   -------------   -------------
Net income (loss)                                                $        0.63   $       (0.03)  $        1.07   $        0.28
                                                                 =============   =============   =============   =============

Diluted per share amounts:
Income from continuing operations before cumulative effect
    of change in accounting principle                            $        0.60   $        0.18   $        1.02   $        0.54
Income (loss) from discontinued operations, net of tax                       -           (0.20)           0.02           (0.31)
Cumulative effect of change in accounting
  principle, net of tax                                                      -               -               -            0.04
                                                                 -------------   -------------   -------------   -------------
Net income                                                       $        0.61   $       (0.03)  $        1.05   $        0.28
                                                                 =============   =============   =============   =============

Weighted average shares outstanding:
    Basic                                                               32,150          31,019          31,485          30,747
    Diluted                                                             33,539          31,435          32,178          31,391

Number of stores at end of period                                          659             648             659             648

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                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                                 (In thousands)
                                   (Unaudited)

                                                                  JANUARY 28,     JANUARY 29,
                                                                     2006            2005
                                                                 -------------   -------------
CURRENT ASSETS
    Cash and cash equivalents                                    $      32,037   $      30,599
    Marketable securities                                              115,000          30,000
    Accounts receivable                                                 12,027          16,547
    Merchandise inventories                                            100,474          97,237
    Prepaid income taxes                                                 5,285           3,554
    Prepaid expenses and deferred taxes                                  7,225           6,789
    Current assets of discontinued operations                              479           1,794
                                                                 -------------   -------------
       Total current assets                                            272,527         186,520
                                                                 -------------   -------------
Property and Equipment, net                                            146,056         150,746
Lease Rights, Deferred Taxes and Other Assets                            6,195          14,433
                                                                 -------------   -------------
    Total Assets                                                 $     424,778   $     351,699
                                                                 =============   =============

CURRENT LIABILITIES
    Accounts payable                                             $      45,186   $      39,241
    Accrued liabilities                                                 55,303          41,803
    Current liabilities of discontinued operations                         732           7,144
                                                                 -------------   -------------
       Total current liabilities                                       101,221          88,188
                                                                 -------------   -------------
LONG TERM LIABILITIES
    Deferred rent and other liabilities                                 48,480          46,105

Stockholders' Equity                                                   275,077         217,406
                                                                 -------------   -------------
    Total Liabilities and Stockholders' Equity                   $     424,778   $     351,699
                                                                 =============   =============